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                                                                       EXHIBIT 5


                               BUCHANAN INGERSOLL
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540

                                                    April 22, 1997

Unidigital Inc.
20 West 20th Street
New York, New York 10011

Gentlemen:

      We have acted as counsel to Unidigital Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 725,000 shares (the "Shares") of the Company's common stock, $.01 par value, of which:
(i) 300,000 shares of Common Stock are to be offered by the Company to its employees, officers and consultants under the 1995 Long-Term Stock Investment Plan (the "1995 Stock Plan"); (ii) 300,000 shares of Common Stock are to be offered by the Company to its employees, officers, directors and consultants under the 1997 Equity Incentive Plan (the "1997 Plan"); (iii) 75,000 shares of Common Stock are to be offered by the Company to its non-employee directors under the 1997 Non-Employee Director Stock Option Plan (the "Director Plan" and, collectively with the 1995 Stock Plan and the 1997 Plan, hereinafter referred to as the "Option Plans"); and (iv) 50,000 shares of Common Stock underlie certain options granted outside the Option Plans (the "Compensatory Contract"). The Option Plans and the Compensatory Contract are together referred to herein as the "Plans."

      In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

      1.    The issuance of the Shares has been duly and validly authorized;
            and

      2. The Shares, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,



                                                /s/BUCHANAN INGERSOLL